Exhibit 23





                       Consent of Independent Accountants
                       ----------------------------------




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-22491) of Windswept Environmental Group, Inc. of our report dated September 29, 1997 appearing on page F-1 of this Annual Report on Form 10-KSB.




/s/ Price Waterhouse LLP
Price Waterhouse LLP
Melville, New York
September 29, 1997